Exhibit 99.1

Investor Contact:	Media Contact:
Robert LaFleur	Erin Pagán
407-613-3327	407-613-3771
RLafleur@hgvc.com	EPagan@hgvc.com

FOR IMMEDIATE RELEASE

Hilton Grand Vacations Reports Third-Quarter 2017 Results

ORLANDO, Fla. (Nov. 1, 2017) – Hilton Grand Vacations Inc. (NYSE:HGV) (“HGV” or the “Company”) today reported its third-quarter and nine-months 2017 results. Highlights include:

•	EPS was $0.43 for the third quarter, a 22.9 percent increase from the same period in 2016.
•	Net income for the third quarter was $43 million, a 22.9 percent increase from the same period in 2016.
•	Adjusted EBITDA for the third quarter was $94 million, a 1.1 percent increase from the same period in 2016.
•	Contract sales for the third quarter increased 6.5 percent from the same period in 2016.
•	Net Owner Growth (NOG) for the 12 months ending Sept. 30, 2017, was 7.1 percent.
•	Subsequent to the third quarter, the Company acquired the remaining inventory and other assets of Sunrise Lodge, a Hilton Grand Vacations Club, located in Park City, Utah.
•

Pursuant to the Company’s effective shelf registration, HGV announced the pricing of 5.1 million secondary common shares, at a price per share of $35.91, by certain selling stockholders affiliated with The Blackstone Group L.P.

Overview

For the three months ended Sept. 30, 2017, EPS was $0.43 compared to $0.35 for the three months ended Sept. 30, 2016. Net income was $43 million for the three months ended Sept. 30, 2017, compared to $35 million for the three months ended Sept. 30, 2016, and adjusted EBITDA was $94 million for the three months ended Sept. 30, 2017, and $93 million for the three months ended Sept. 30, 2016.

“HGV posted another strong quarter of contract sales and Net Owner Growth (NOG),” says Mark Wang, president and CEO of Hilton Grand Vacations. “Our teams continue to deliver outstanding operating results, execute against our strategic priorities and build solid momentum as we head into the one-year anniversary of our public listing. Looking ahead to 2018, we will continue to identify new projects and locations that help enhance member experiences and deliver value to our owners, team members and shareholders.”

Segment Highlights – Third Quarter

Real Estate Sales and Financing

Real estate sales and financing segment revenue was $310 million in the third quarter of 2017, an increase of 3 percent compared to the same period in 2016. Real estate and financing segment adjusted EBITDA was $81 million in the third quarter of 2017, compared to $85 million in the same period in 2016. Real estate and financing segment adjusted EBITDA margin as a percentage of real estate and financing segment revenues was 26.1 percent in the third quarter of 2017 compared to 28.2 percent for the same period in 2016.

Contract sales were $326 million in the third quarter of 2017, an increase of 6.5 percent compared to the same period in 2016. Fee-for-service contract sales represented 51.8 percent of total contract sales in the third quarter of 2017, compared to 59.2 percent in the same period in 2016. Tours increased 9.4 percent to 87,346 in the third quarter compared to the same period in 2016. VPG for the third quarter of 2017 was $3,555, a decrease of 1.3 percent compared to the same period in 2016.

Financing revenues were $38 million in the third quarter of 2017, an increase of 11.8 percent compared to the same period in 2016.

The weighted average FICO score of new loans made to U.S. and Canadian borrowers at the time of origination was 738 for the nine months ended Sept. 30, 2017, compared to 736 for the nine months ended Sept. 30, 2016. For the nine months ended Sept. 30, 2017, 65.5 percent of HGV’s sales were to customers who financed part of their purchase.

As of Sept. 30, 2017, gross timeshare financing receivables were $1.2 billion with a weighted average interest rate of 12.1 percent and a weighted average remaining term of 7.7 years. As of Sept. 30, 2017, 1.73 percent of HGV’s financing receivables were more than 30 days past due and not in default.

Resort Operations and Club Management

Resort operations and club management segment revenue was $90 million in the third quarter of 2017, an increase of 11.1 percent compared to the same period in 2016. Resort operations and club management segment adjusted EBITDA was $50 million in the third quarter of 2017, compared to $42 million in the same period in 2016. Resort operations and club management segment adjusted EBITDA margin as a percentage of resort operations and club management segment revenues was 55.6 percent in the third quarter of 2017, compared to 51.9 percent for the same period in 2016.

Inventory

As of Sept. 30, 2017, the estimated contract sales value of HGV’s pipeline of available inventory was approximately $6 billion at current pricing or approximately 4.8 years of sales at the current trailing 12-month sales pace. As of Sept. 30, 2017, the estimated contract sales value of HGV’s pipeline of available owned inventory was approximately $3.1 billion or approximately 2.5 years of sales. As of Sept. 30, 2017, the estimated contract sales value of HGV’s pipeline of available fee-for-service inventory was approximately $2.9 billion or approximately 2.3 years of sales.

Of the current pipeline of available inventory, 40 percent is considered just-in-time and 48.3 percent is considered fee-for-service. As such, the Company considers 88.3 percent of the pipeline of available inventory as of Sept. 30, 2017, to be from capital-efficient sources.

Balance Sheet and Liquidity

As of Sept. 30, 2017, HGV had $484 million of corporate debt with a weighted average interest rate of 5.1 percent and $612 million of non-recourse debt outstanding with a weighted average interest rate of 2.5 percent.

Total cash was $284 million as of Sept. 30, 2017, including $58 million of restricted cash.

Free cash flow, which the Company defines as cash from operating activities, less non-inventory capital spending, was $262 million for the nine months ending Sept. 30, 2017, compared to $119 million for the nine months ending Sept. 30, 2016.

Outlook

Full-Year 2017

•	Net income is projected to be between $180 million and $198 million.
•	EPS is projected to be between $1.80 and $1.98.
•	Adjusted EBITDA is projected to be between $380 million and $410 million.
•	Full-year contract sales are expected to increase between 6.5 percent and 8.5 percent.
•	Fee-for-service contract sales are expected to be between 52 percent and 57 percent of full-year contract sales.
•	Free cash flow is projected to be between $280 million and $300 million.

Transactions and Other Events

On July 18, 2017, HGV entered into an agreement with BRE Ace Holdings LLC, a Delaware limited liability company (“BRE Ace Holdings”), an affiliate of The Blackstone Group L.P. (“Blackstone”), and formed BRE Ace LLC. Pursuant to the agreement, HGV contributed $40 million in cash for a 25 percent interest in BRE Ace LLC, which owns a 1,201-key timeshare resort property and related operations, commonly known as “Elara, a Hilton Grand Vacations Club,” located in Las Vegas. HGV’s investment interest in and equity earned from BRE Ace LLC are included in the condensed consolidated balance sheets as Investment in unconsolidated affiliate and in the condensed consolidated statements of operations as Equity in earnings from unconsolidated affiliate, respectively.

Additionally, following the close of the quarter, on Oct. 15, 2017, HGV acquired Sunrise Lodge, a Hilton Grand Vacations Club. Since 2012, the 83-unit, ski-in mountain lodge in Park City, Utah, had been operating under a fee-for-service agreement through which HGV provided marketing, sales and resort management services to the seller Sunrise Park City, LLC. The transaction was funded by existing cash on HGV’s balance sheet and is expected to be accretive to HGV’s total adjusted EBITDA and EPS. Sunrise Lodge is located at the base of the Sunrise lift in the Canyons area of Park City Mountain Resort. The property, which is comprised of one-, two-, three- and four-bedroom suites, is situated minutes from restaurants, shopping, historic Main Street and Utah Olympic Park.

Conference Call

Hilton Grand Vacations will host a conference call on Nov. 2, 2017, at 11 a.m. (EDT) to discuss third-quarter and nine-months ended 2017 results. Participants may listen to the live webcast by logging onto the Hilton Grand Vacations’ Investor Relations website at http://investors.hgv.com/events-and-presentations. A replay and transcript of the webcast will be available on HGV’s Investor Relations website within 24 hours after the live event.

Alternatively, participants may listen to the live call by dialing 1-866-490-1886 in the U.S. or 1-719-785-1747 internationally. Please use conference ID# 3802457. Participants are encouraged to dial into the call or link to the webcast at least 20 minutes prior to the scheduled start time. A telephone replay will be available for seven days following the call. To access the telephone replay, dial 1-888-203-1112 or 1-719-457-0820 and use conference ID# 3802457.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements related to our expectations regarding the performance of our business, our financial results, our liquidity and capital resources and other non-historical statements. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words.

Such forward-looking statements are subject to various risks and uncertainties, including, among others, risks inherent to the timeshare industry, macroeconomic factors beyond our control, competition for timeshare sales, risks related to doing business with third-party developers, performance of our information technology systems, risks of doing business outside of the U.S. and our indebtedness. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2016, and our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2017, filed with the Securities and Exchange Commission (“SEC”), as such disclosures may be updated from time to time in our periodic filings with the SEC. These documents are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These disclosures should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Non-GAAP Financial Measures

The Company refers to certain non-GAAP financial measures in this press release, including EBITDA, adjusted EBITDA, adjusted EBITDA margins and Free Cash Flow. Please see the schedules in this press release and “Definitions” for additional information and reconciliations of such non-GAAP financial measures.

About Hilton Grand Vacations Inc.

Hilton Grand Vacations Inc. (NYSE:HGV) is recognized as a leading global timeshare company. With headquarters in Orlando, Fla., Hilton Grand Vacations develops, markets and operates a system of brand-name, high-quality vacation ownership resorts in select vacation destinations. The Company also manages and operates two innovative club membership programs: Hilton Grand Vacations Club® and The Hilton Club®, providing exclusive exchange, leisure travel and reservation services for more than 280,000 Club Members. For more information, visit www.hgv.com and www.hiltongrandvacations.com.

HILTON GRAND VACATIONS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions, except share data)

	September 30,	December 31,
	2017	2016
	(Unaudited)
ASSETS
Cash and cash equivalents	$226	$48
Restricted cash	58	103
Accounts receivable, net	104	123
Timeshare financing receivables, net	1,055	1,025
Inventory	475	513
Property and equipment, net	266	256
Investment in unconsolidated affiliate	41	—
Intangible assets, net	72	70
Other assets	51	42
TOTAL ASSETS	$2,348	$2,180
LIABILITIES AND EQUITY
Liabilities:
Accounts payable, accrued expenses and other	$324	$231
Advanced deposits	102	103
Debt	484	490
Non-recourse debt	612	694
Deferred revenues	119	106
Deferred income tax liabilities	374	389
Total liabilities	2,015	2,013
Equity:
Preferred stock, $0.01 par value; 300,000,000 authorized shares, none issued or outstanding as of September 30, 2017 and December 31, 2016	—	—
Common stock, $0.01 par value; 3,000,000,000 authorized shares, 99,088,973 issued and outstanding as of September 30, 2017 and 98,802,597 issued and outstanding as of December 31, 2016	1	1
Additional paid-in capital	160	138
Accumulated retained earnings	172	28
Total equity	333	167
TOTAL LIABILITIES AND EQUITY	$2,348	$2,180

HILTON GRAND VACATIONS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Revenues
Sales of VOIs, net	$145	$130	$406	$359
Sales, marketing, brand and other fees	127	136	401	382
Financing	38	34	109	100
Resort and club management	37	33	108	98
Rental and ancillary services	45	41	138	135
Cost reimbursements	34	33	102	94
Total revenues	426	407	1,264	1,168
Expenses
Cost of VOI sales	40	44	107	110
Sales and marketing	171	157	492	443
Financing	11	8	32	24
Resort and club management	12	9	32	25
Rental and ancillary services	30	30	88	86
General and administrative	23	24	75	61
Depreciation and amortization	7	6	21	17
License fee expense	22	22	65	61
Cost reimbursements	34	33	102	94
Total operating expenses	350	333	1,014	921
Gain on foreign currency transactions	1	1	1	2
Allocated Parent interest expense	—	(7)	—	(20)
Interest expense	(7)	—	(21)	—
Equity in earnings from unconsolidated affiliate	1	—	1	—
Other loss, net	—	—	—	(1)
Income before income taxes	71	68	231	228
Income tax expense	(28)	(33)	(87)	(98)
Net income	$43	$35	$144	$130
Earnings per share:(1)
Basic	$0.43	$0.35	$1.45	$1.31
Diluted	$0.43	$0.35	$1.44	$1.31
(1)	For the three and nine months ended September 30, 2016, basic and diluted earnings per share was calculated based on shares distributed to Hilton Grand Vacations’ stockholders on January 3, 2017.

HILTON GRAND VACATIONS INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Operating Activities
Net income	$43	$35	$144	$130
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7	6	21	17
Amortization of deferred financing costs and other	1	1	4	3
Provision for loan losses	18	14	45	37
Other loss, net	—	—	—	1
Gain on foreign currency transactions	(1)	(1)	(1)	(2)
Share-based compensation	5	—	13	—
Deferred income taxes	(6)	11	(5)	12
Equity in earnings from unconsolidated affiliate	(1)	—	(1)	—
Net changes in assets and liabilities:
Accounts receivables, net	19	—	19	(28)
Timeshare financing receivables, net	(40)	(25)	(75)	(52)
Inventory	16	(13)	38	(10)
Purchase of assets for future conversion to inventory	—	14	—	—
Other assets	8	10	(11)	(7)
Accounts payable, accrued expenses and other	60	6	96	17
Advanced deposits	2	—	(1)	6
Deferred revenues	(9)	(10)	13	10
Other	—	(1)	—	(1)
Net cash provided by operating activities	122	47	299	133
Investing Activities
Capital expenditures for property and equipment	(10)	(2)	(25)	(16)
Software capitalization costs	(6)	(2)	(12)	(5)
Investment in unconsolidated affiliate	(40)	—	(40)	—
Net cash used in investing activities	(56)	(4)	(77)	(21)
Financing Activities
Issuance of non-recourse debt	—	—	350	—
Repayment of non-recourse debt	(33)	(27)	(428)	(85)
Repayment of debt	(2)	—	(7)	—
Debt issuance costs	—	(6)	(5)	(6)
Allocated Parent debt activity	—	111	—	111
Net transfers to Parent	—	(99)	—	(114)
Proceeds from stock option exercises	—	—	1	—
Net cash used in financing activities	(35)	(21)	(89)	(94)
Net increase in cash, cash equivalents and restricted cash	31	22	133	18
Cash, cash equivalents and restricted cash, beginning of period	253	75	151	79
Cash, cash equivalents and restricted cash, end of period	$284	$97	$284	$97

HILTON GRAND VACATIONS INC.

FREE CASH FLOWS RECONCILIATION

(in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Cash Flow from operations (1)	$122	$49	$299	$140
Capital expenditures for property and equipment	(10)	(2)	(25)	(16)
Software capitalization costs	(6)	(2)	(12)	(5)
Free Cash Flow	$106	$45	$262	$119
(1)

For the three and nine months ended September 30, 2016, amount includes share-based compensation expense which, prior to the spin-off, was included as a component of financing activities on the condensed consolidated statements of cash flows.

HILTON GRAND VACATIONS INC.

SEGMENT REVENUE RECONCILIATION

(in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Revenues:
Real estate sales and financing	$310	$301	$916	$843
Resort operations and club management	90	81	270	251
Segment revenues	400	382	1,186	1,094
Cost reimbursements	34	33	102	94
Intersegment eliminations	(8)	(8)	(24)	(20)
Total revenues	$426	$407	$1,264	$1,168

HILTON GRAND VACATIONS INC.

SEGMENT EBITDA TO NET INCOME

($ in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net Income	$43	$35	$144	$130
Interest expense	7	—	21	—
Allocated Parent interest expense	—	7	—	20
Income tax expense	28	33	87	98
Depreciation and amortization	7	6	21	17
Interest expense, depreciation and amortization included in equity in earnings from unconsolidated affiliate	2	—	2	—
EBITDA	87	81	275	265
Other loss, net	—	—	—	1
Gain on foreign currency transactions	(1)	(1)	(1)	(2)
Share-based compensation expense	5	2	13	7
Other adjustment items (1)	3	11	7	21
Adjusted EBITDA	$94	$93	$294	$292
Adjusted EBITDA:
Real estate sales and financing (2)	$81	$85	$263	$250
Resort operations and club management (2)	50	42	153	139
Segment Adjusted EBITDA	131	127	416	389
Adjustments:
Adjusted EBITDA from unconsolidated affiliate	3	—	3	—
License fee expense	(22)	(22)	(65)	(61)
General and administrative (3)	(18)	(12)	(60)	(36)
Adjusted EBITDA	$94	$93	$294	$292
Adjusted EBITDA margin %	22.1%	22.9%	23.3%	25.0%
EBITDA margin %	20.4%	19.9%	21.8%	22.7%
(1)	For the three and nine months ended September 30, 2017, amount represents $2 million and $5 million, respectively, of costs associated with the spin-off transaction.
(2)	Includes intersegment eliminations and other adjustments.
(3)	Excludes share-based compensation and other adjustment items.

HILTON GRAND VACATIONS INC.

REAL ESTATE SALES MARGIN DETAIL SCHEDULE

($ in millions, except Tour Flow and VPG)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Contract sales	$326	$306	$936	$859
Tour flow	87,346	79,817	246,865	230,362
VPG	$3,555	$3,602	$3,590	$3,504
Owned contract sales mix	48.2%	40.8%	45.7%	40.4%
Fee-for-service contract sales mix	51.8%	59.2%	54.3%	59.6%
Sales of VOIs, net	$145	$130	$406	$359
Adjustments:
Fee-for-service sales (1)	169	181	508	512
Loan loss provision	19	14	45	37
Reportability and other (2)	(7)	(19)	(23)	(49)
Contract sales	$326	$306	$936	$859
Sales of VOIs, net	$145	$130	$406	$359
Sales, marketing, brand and other fees	127	136	401	382
Less:
Marketing revenue and other fees	34	32	109	87
Sales revenue	238	234	698	654
Less:
Cost of VOI sales	40	44	107	110
Sales and marketing expense, net (3)	142	125	394	356
Real estate margin	$56	$65	$197	$188
Real estate margin percentage	23.5%	27.8%	28.2%	28.7%
(1)	Represents contract sales from fee-for-service properties on which we earn commissions and brand fees.
(2)

Includes adjustments for revenue recognition, including percentage-of-completion deferrals and amount in rescission, and sales incentives, as well as adjustments related to granting credit to customers for their existing ownership when upgrading into fee-for-service projects.

(3)	Includes revenue recognized through our marketing programs for existing owners and prospective first-time buyers.

HILTON GRAND VACATIONS INC.

FINANCING MARGIN DETAIL SCHEDULE

($ in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Interest income	$33	$31	$97	$91
Other financing revenue	5	3	12	9
Financing revenue	38	34	109	100
Consumer financing interest expense	6	3	16	9
Other financing expense	5	5	16	15
Financing expense	11	8	32	24
Financing margin	$27	$26	$77	$76
Financing margin percentage	71.1%	76.5%	70.6%	76.0%

HILTON GRAND VACATIONS INC.

RESORT AND CLUB MARGIN DETAIL SCHEDULE

($ in millions, except for Members and Net Owner Growth)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Members			283,519	264,675
Net Owner Growth (NOG) (1)			18,844	19,535
Net Owner Growth % (NOG%)			7.1%	8.0%
Club management revenue	$22	$21	$63	$60
Resort management revenue	15	12	45	38
Resort and club management revenues	37	33	108	98
Club management expense	7	5	18	15
Resort management expense	5	4	14	10
Resort and club management expenses	12	9	32	25
Resort and club management margin	$25	$24	$76	$73
Resort and club management margin percentage	67.6%	72.7%	70.4%	74.5%
(1)	Net Owner Growth over the last twelve months.

HILTON GRAND VACATIONS INC.

RENTAL AND ANCILLARY MARGIN DETAIL SCHEDULE

($ in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Rental revenues	$39	$35	$120	$116
Ancillary services revenues	6	6	18	19
Rental and ancillary services revenues	45	41	138	135
Rental expenses	25	23	73	67
Ancillary services expense	5	7	15	19
Rental and ancillary services expenses	30	30	88	86
Rental and ancillary services margin	$15	$11	$50	$49
Rental and ancillary services margin percentage	33.3%	26.8%	36.2%	36.3%

HILTON GRAND VACATIONS INC.

REAL ESTATE AND FINANCING SEGMENT ADJUSTED EBITDA

($ in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Sales of VOIs, net	$145	$130	$406	$359
Sales, marketing, brand and other fees	127	136	401	382
Financing	38	34	109	100
HOA services	—	1	—	2
Real estate sales and financing segment revenues	310	301	916	843
Cost of VOI sales	(40)	(44)	(107)	(110)
Sales and marketing	(171)	(157)	(492)	(443)
Financing	(11)	(8)	(32)	(24)
Marketing package sales	(7)	(7)	(23)	(18)
Model unit rental	(1)	—	(1)	—
Share-based compensation	1	—	2	2
Real estate sales and financing segment adjusted EBITDA	$81	$85	$263	$250
Real estate sales and financing segment adjusted EBITDA margin	26.1%	28.2%	28.7%	29.7%

HILTON GRAND VACATIONS INC.

RESORT AND CLUB SEGMENT ADJUSTED EBITDA

($ in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Resort and club management	$37	$33	$108	$98
Rental and ancillary services	45	41	138	135
Marketing package sales	7	7	23	18
Model unit rental	1	—	1	—
Resort and club management segment revenue	90	81	270	251
Resort and club management	(12)	(9)	(32)	(25)
Rental and ancillary services	(30)	(30)	(88)	(86)
HOA services	—	(1)	—	(2)
Share-based compensation expense	2	1	3	1
Resort and club segment adjusted EBITDA	$50	$42	$153	$139
Resort and club segment adjusted EBITDA margin	55.6%	51.9%	56.7%	55.4%

HILTON GRAND VACATIONS INC.

FORWARD-YEAR ADJUSTED EBITDA RECONCILIATION

($ in millions)

	2017 Low Case	2017 High Case
Contract Sales	6.5%	8.5%
Fee-for-service as % of contract sales	52%	57%
Net Income	$180	$198
Interest expense	26	26
Income tax expense	115	127
Depreciation and amortization	29	29
Interest expense and depreciation and amortization included in equity in earnings from unconsolidated affiliates	3	3
EBITDA	$353	$383
Add:
Share-based compensation expense	18	18
Other adjustment items	9	9
Adjusted EBITDA	$380	$410
Earnings per share:
Basic and diluted	$1.80	$1.98
Cash flow from operating activities (1)	$345	$360
Non-inventory capex	(65)	(60)
Free Cash Flow	$280	$300
(1)	Includes share-based compensation.

HILTON GRAND VACATIONS INC.

DEFINITIONS

EBITDA and Adjusted EBITDA

EBITDA, presented herein, is a financial measure that is not recognized under U.S. GAAP that reflects net income (loss), before interest expense, a provision for income taxes and depreciation and amortization. During the first quarter of 2017, we revised our definition of EBITDA to exclude the adjustment of interest expense relating to our non-recourse debt as a reconciling item to arrive at net income (loss) in order to conform to the presentation of the timeshare industry following the consummation of the spin-off from Hilton. The revised definition was applied to prior period(s) to conform with current presentation. Adjusted EBITDA, presented herein, is calculated as EBITDA, as previously defined, further adjusted to exclude certain items, including, but not limited to, gains, losses and expenses in connection with: (i) asset dispositions; (ii) foreign currency transactions; (iii) debt restructurings/retirements; (iv) non-cash impairment losses; (v) reorganization costs, including severance and relocation costs; (vi) share-based and certain other compensation expenses; (vii) costs related to the spin-off; and (viii) other items.

EBITDA and Adjusted EBITDA are not recognized terms under U.S. GAAP and should not be considered as alternatives to net income (loss) or other measures of financial performance or liquidity derived in accordance with U.S. GAAP. In addition, our definitions of EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

We believe that EBITDA and Adjusted EBITDA provide useful information to investors about us and our financial condition and results of operations for the following reasons: (i) EBITDA and Adjusted EBITDA are among the measures used by our management team to evaluate our operating performance and make day-to-day operating decisions; and (ii) EBITDA and Adjusted EBITDA are frequently used by securities analysts, investors and other interested parties as a common performance measure to compare results or estimate valuations across companies in our industry.

EBITDA and Adjusted EBITDA have limitations as analytical tools and should not be considered either in isolation or as a substitute for net income (loss), cash flow or other methods of analyzing our results as reported under U.S. GAAP. Some of these limitations are:

•	EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;
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EBITDA and Adjusted EBITDA do not reflect our interest expense (excluding interest expense on non-recourse debt), or the cash requirements necessary to service interest or principal payments on our indebtedness;

•	EBITDA and Adjusted EBITDA do not reflect our tax expense or the cash requirements to pay our taxes;
•	EBITDA and Adjusted EBITDA do not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments;
•	EBITDA and Adjusted EBITDA do not reflect the effect on earnings or changes resulting from matters that we consider not to be indicative of our future operations;
•	EBITDA and Adjusted EBITDA do not reflect any cash requirements for future replacements of assets that are being depreciated and amortized;
•	EBITDA and Adjusted EBITDA may be calculated differently from other companies in our industry limiting their usefulness as comparative measures.

Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as discretionary cash available to us to reinvest in the growth of our business or as measures of cash that will be available to us to meet our obligations.

Real Estate Metrics

Capital efficiency ratio represents the ratio of cost of VOI sales to VOI inventory spend, including fee-for-service upgrades. HGV considers this to be an important operating measure because capital efficiency allows HGV to reduce inventory investment requirements while continuing to generate growth in revenues and cash flows.

Contract sales represents the total amount of VOI products under purchase agreements signed during the period where HGV has received a down payment of at least 10 percent of the contract price. Contract sales is not a recognized term under U.S. GAAP and should not be considered in isolation or as an alternative to Sales of VOIs, net or any other comparable operating measure derived in accordance with U.S. GAAP. Contract sales differ from revenues from the Sales of VOIs, net that HGV reports in its consolidated statements of operations due to the requirements for revenue recognition as described in Note 2: Basis of Presentation and Summary of Significant Accounting Policies in the Company’s audited consolidated financial statements, as well as adjustments for incentives and other administrative fee revenues. HGV considers contract sales to be an important operating measure because it reflects the pace of sales in HGV’s business.

Developed Inventory refers to VOI inventory source from projects the Company develops.

Fee-for-Service Inventory refers to VOI inventory HGV sells and manages on behalf of third-party developers.

Just-in-Time Inventory refers to VOI inventory primarily sourced in transactions that are designed to closely correlate the timing of the acquisition with HGV’s sale of that inventory to purchasers.

Net Owner Growth represents the year-over-year change in membership.

Real estate margin represents sales revenue less the cost of VOI sales and sales and marketing costs, net of marketing revenue. Real estate margin percentage is calculated by dividing real estate margin by sales revenue. HGV considers this to be an important operating measure because it measures the efficiency of the Company’s sales and marketing spending and management of inventory costs.

Sales revenue represents sale of VOIs, net and commissions and brand fees earned from the sale of fee-for-service intervals.

Tour flow represents the number of sales presentations given at HGV’s sales centers during the period.

Volume per guest (“VPG”) represents the sales attributable to tours at HGV’s sales locations and is calculated by dividing Contract sales, excluding telesales, by tour flow. The Company considers VPG to be an important operating measure because it measures the effectiveness of HGV’s sales process, combining the average transaction price with closing rate.

Free cash flow represents cash from operating activities adjusted for share based compensation, less non-inventory capital spending.

Resort and Club Management and Rental Metrics

Transient rate represents the total rental room revenue for transient guests divided by total number of transient room nights sold in a given period and excludes room rentals associated with marketing programs, owner usage and the redemption of Club Bonus Points.